UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2016

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on June 28, 2016, Amyris, Inc. (the “Company”) entered into an Initial Strategic Partnership Agreement (the “ISPA”) with Ginkgo Bioworks, Inc. (“Ginkgo”), pursuant to which the Company and Ginkgo agreed to, among other things, effect an amendment of the Company’s Loan and Security Agreement, dated as of March 29, 2014, as subsequently amended on June 12, 2014, March 31, 2015 and November 30, 2015 (as amended, the “Loan Facility”), between the Company, certain of its subsidiaries party thereto and Stegodon Corporation (“Stegodon”), the agent and lender under the Loan Facility, as assignee of Hercules Capital, Inc. (formerly Hercules Technology Growth Capital, Inc.), and an affiliate of Ginkgo. The entry into the ISPA was previously reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 29, 2016, and the terms of the Loan Facility were previously reported in Note 5, “Debt,” to the Unaudited Financial Statements contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2016, and all such disclosure is incorporated herein by reference.

On October 6, 2016, the Company, certain of its subsidiaries and Stegodon entered into a fourth amendment (the “Fourth Amendment”) of the Loan Facility. Under the Fourth Amendment, subject to the Company extending (the “Extension Condition”) the maturity of its 3% Senior Unsecured Convertible Notes due March 1, 2017 (the “3% Notes”), the parties agreed to extend the maturity date of all outstanding loans under the Loan Facility to the business day immediately preceding the earliest maturity of the 3% Notes and certain of the Company’s other outstanding convertible notes held by non-affiliates, with current maturity dates ranging from October 16, 2018 to January 15, 2019, after giving effect to any extensions thereof at or prior to the satisfaction of the Extension Condition, but in no event later than April 12, 2019. In addition, the parties agreed that the Company would be required to pay only the interest accruing on all outstanding loans under the Loan Facility until the maturity date, provided that the Company would be required to apply certain monies received by the Company under the Collaboration Agreement, dated as of September 30, 2016, between the Company and Ginkgo towards repayment of the outstanding loans under the Loan Facility, up to a maximum amount of $1 million per month, to the extent any monies are received in the respective month. Furthermore, pursuant to the Fourth Amendment, Stegodon agreed to waive the covenant in the Loan Facility requiring the Company to maintain unrestricted, unencumbered cash in defined U.S. bank accounts in an amount equal to at least 50% of the principal amount outstanding under the Loan Facility until the maturity date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: October 12, 2016	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer